                         OPTION SUBSTITUTION AGREEMENT

         OPTION SUBSTITUTION AGREEMENT (the "Agreement"), made and entered into as of the 15th day of December, 1997, by and among Arcade Holding Corporation, a Delaware corporation ("Arcade"), Roger L. Barnett ("Barnett"), and AHC I Acquisition Corp., a Delaware corporation ("Acquiror").

                                    Recitals

         WHEREAS, pursuant to a Stock Option Agreement dated as of August 4, 1994 ("Option Agreement"), Arcade granted to Barnett an option (the "Option") to purchase 2,096 shares of the common stock of Arcade ("Common Stock"),

         WHEREAS, Arcade, its shareholders, and Acquiror have entered into a Stock Purchase Agreement dated as of November 14, 1997, as amended by that certain First Amendment to Stock Purchase Agreement dated as of December 2, 1997 and that certain Second Amendment to Stock Purchase Agreement dated as of December 12, 1997 (as amended, the "Stock Purchase Agreement"), pursuant to which Acquiror will acquire all the Common Stock (the "Transaction");

         WHEREAS, in connection with the Transaction, a portion of the Option will be acquired pursuant to the terms of the Stock Purchase Agreement, and a portion of the Option (the "Surrendered Option") will be surrendered for cancellation and in lieu thereof, Acquiror will grant Barnett a substitute option ("Replacement Option") to purchase 15% Senior Preferred Stock due 2012, par value $.01 per share, of Acquiror ("Acquiror Stock").

                                   Agreement

         NOW, THEREFORE, the parties agree as follows:

         1. Surrender and Cancellation of Surrendered Option. The Surrendered Option is for 1,368. 55 shares of Common Stock. Barnett agrees that, on the date (the "Effective Date") of the closing of the Transaction (the "Closing"), and concurrently therewith, Barnett shall, and hereby does, surrender to Arcade the Surrendered Option for cancellation, and hereby relinquishes all right, title and interest in and to the Surrendered Option and any Common Stock that would be issuable upon exercise of such Surrendered Option. Upon such surrender, which shall take place concurrently with the consummation of the Closing, the Surrendered Option shall be, and hereby is cancelled and terminated.

         2. Issuance of Acquiror Option.

         a. On the Effective Date, and concurrently with the consummation of the Closing, Acquiror shall grant to Barnett a Replacement Option to purchase 100,000 shares of Acquiror Stock ("Replacement Share Number") and at an exercise price ("Replacement Exercise Price") equal to $1.37 per share.

         b. The Replacement Option shall be subject to terms and conditions substantially as set forth in the form of replacement option agreement ("Replacement Option. Agreement") attached hereto and hereby made a part hereof.

         3. Certain Warranties and Understandings of Barnett. Barnett represents and warrants to Arcade and Acquiror that (a) he is the owner, of record and beneficially, of the Option, free and clear of any liens, claims, encumbrances, restrictions on transfer (except for those existing under applicable securities laws) and any other rights of others, (b) he has all power and authority necessary to enter into and perform his obligations under this agreement, (c) the execution and delivery of this Agreement shall constitute his valid and binding obligation, enforceable against him in accordance with its terms, and (d) the execution, delivery and performance of this Agreement by him will not breach or violate any contract or agreement to which he is a party or by which he is bound or any law, court order, rule or regulation applicable to him,

         4. Certain Warranties of Arcade and Acquiror. Each of Arcade and Acquiror represent and warrant to Barnett that (a) It has all corporate power and authority to enter into and perform its obligations under this Agreement,
(b) the execution, delivery and performance of this Agreement by it will not breach or violate its corporate charter or by laws or any contract or agreement to which it is a party or by which it is bound or any law, court order, rule or regulation applicable to it, (c) the execution and delivery of this Agreement shall constitute a valid and binding obligation, enforceable against it in accordance with its terms, and (d) the purchase price per share being paid to Acquiror for Acquiror Stock on the date hereof in connection with the consummation of the Transaction is $25.00, except with respect to Acquiror Stock issued as a unit with notes and common stock of Acquiror.

         5. Miscellaneous.

         a. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, spouses, heirs and personal and legal representatives. None of the parties may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto,

         b. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         c. Amendments/Waivers. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a



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waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver,

         d. Invalid Provisions. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be automatically severed from this Agreement and there shall be added to this Agreement a provision as similar as possible to such severed provision as may be valid and enforceable, and the validity and enforceability of the other provisions of this Agreement shall not be affected thereby.

         e. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, other than its laws respecting choice of laws.

         f. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



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

         g. Entire Agreement. This Agreement evidences the entire understanding and agreement of the parties relative to the matters discussed herein. This Agreement supersedes any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein,

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above,

                                      ARCADE HOLDING CORPORATION

                                      By  /s/ David Wittels
                                        -----------------------------------
                                      Name:
                                      Title:

                                      AHC I ACQUISITION CORP.

                                      By  /s/ David Wittels
                                        -----------------------------------
                                      Name:
                                      Title:


                                      /s/ Roger Barnett
                                      -------------------------------------
                                             Roger L. Barnett



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